      As filed with the Securities and Exchange Commission on May 21, 1998

                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CARMIKE CINEMAS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                          58-1469127
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)

           1301 FIRST AVENUE
           COLUMBUS, GEORGIA                                         31901
(Address of principal executive offices)                          (Zip Code)

              CARMIKE CINEMAS, INC. 1998 CLASS A STOCK OPTION PLAN
                            (Full title of the plan)

                              JOHN O. BARWICK, III
                        SENIOR VICE PRESIDENT -- FINANCE
                              CARMIKE CINEMAS, INC.
                                1301 FIRST AVENUE
                             COLUMBUS, GEORGIA 31901
                                 (706) 576-3400
 (Name, address and telephone number, including area code, of agent for service)

               The Commission is requested to mail signed copies
                 of all orders, notices and communications to:

                            PATRICIA A. WILSON, ESQ.
                              TROUTMAN SANDERS LLP
                                NATIONSBANK PLAZA
                     600 PEACHTREE STREET, N.E., SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3242

----------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                                        Proposed maximum       Proposed
         Title of securities            Amount to be    offering price     maximum aggregate       Amount of
           to be registered            registered (1)   per share (2)      offering price (2)   registration fee
----------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.03
per share, to be issued under the      750,000 shares        $28.25           $21,187,500           $ 6,251
Carmike Cinemas, Inc. 1998 Class A
Stock Option Plan
----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Carmike Cinemas, Inc. 1998 Class A Stock Option (the "Plan").

(2) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices on May 19, 1998 as reported on the New York Stock Exchange.

================================================================================

          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Carmike Cinemas, Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

         (c) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (d) the description of the Company's Class A Common Stock, par value $.03 per share (the "Class A Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on October 8, 1986 pursuant to Section 12(g) of the 1934 Act, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Class A Common Stock offered hereby have been sold or which deregisters any shares of such Class A Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of the Class A Common Stock issuable under the Plan will be passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, a partner in Troutman Sanders LLP, is a director of the Company and the beneficial owner of 52,228 shares of Class A Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of Title 8 of the Delaware General Corporation Law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Article 9 of the Company's Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
         Section 174 of the Delaware General Corporation Law, or (iv) for any transaction for which the director derived an improper personal benefit. This Article NINTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article NINTH became effective.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number
         -------
         5        Opinion of Troutman Sanders LLP.

         23.1     Consent of Troutman Sanders LLP (contained in opinion filed in
                  Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

Item 9.  Undertakings.

         (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

         (b) Filings incorporating subsequent 1934 Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on May 21, 1998.

                                   Carmike Cinemas, Inc.
                                   (Registrant)


                                   By:  /s/ Michael W. Patrick
                                      ------------------------------------------
                                        Michael W. Patrick
                                        President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and as of the date referenced above.


     /s/ C.L. Patrick                   Chairman of the Board
--------------------------------
C.L. Patrick


     /s/ Michael W. Patrick             President and Chief Executive Officer, Director
--------------------------------
Michael W. Patrick


     /s/ John O. Barwick, III           Senior Vice President -- Finance and Treasurer (Chief
--------------------------------        Financial Officer and Chief Accounting Officer)
John O. Barwick, III


     /s/ Carl L. Patrick, Jr.           Director
--------------------------------
Carl L. Patrick, Jr.


     /s/ Carl E. Sanders                Director
--------------------------------
Carl E. Sanders


     /s/ John W. Jordan, II             Director
--------------------------------
John W. Jordan, II


                                        Director
--------------------------------
David W. Zalaznick

                                  EXHIBIT INDEX

         Exhibit
         Number
         -------
         5        Opinion of Troutman Sanders LLP.

         23.1     Consent of Troutman Sanders LLP (contained in opinion filed in
                  Exhibit 5).

         23.2     Consent of Ernst & Young LLP.